FOR IMMEDIATE RELEASE



August 30, 1995
Contact:   Joseph G. DiLorenzo
           (617) 367-2916



Boston, Massachusetts, August 30, 1995 - Boston Celtics Limited Partnership
(BCLP) today announced that it has redeemed an aggregate of 758,444 units representing assignments of beneficial ownership of limited partnership interest in BCLP.





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The redeemed units acquired by BCLP were beneficially owned by Alan Cohen and his son and daughter. Mr. Cohen was formerly an officer and director of the corporate general partner of BCLP until his resignation in September 1993.